Exhibit 10.15

PROMISSORY NOTE

$3,025,000         December 31, 2021

FOR VALUE RECEIVED, AJE MANAGEMENT, LLC (“Maker”), hereby promises to pay to GB SCIENCES, INC., a Nevada corporation (“Payee”), with an address at 3550 W. Teco Avenue, Las Vegas Nevada 89118, the principal sum of THREE MILLION TWENTY FIVE THOUSAND DOLLARS ($3,025,000), together with all interest that has accrued thereon in accordance with the terms of this Promissory Note (this “Note”).

The outstanding principal amount of this Note shall bear interest at the rate of eight (8%) percent per annum, based on a year of 365 days or 366 days, as applicable, for actual days elapsed, until the date on which the last payment of principal under this Note shall have been paid.

This Note shall be payable as follows: (i) quarterly amortizing payments of principal and interest in the aggregate amount of $201,773.86 each shall be due and payable commencing on March 31, 2023 (the “Amortization Commencement Date”) and on each three-month anniversary of such date, and (ii) a final payment equal to the remaining unpaid principal amount outstanding under this Note, together with all accrued interest thereon, shall be due and payable on December 31, 2024 (the “Maturity Date”).

Prior to the Amortization Commencement Date, payments of interest only in the amount of $60,500 each shall be due and payable quarterly in arrears commencing on March 31, 2022 and on each of the next three three-month anniversaries of such date.

This Note has been issued to Payee under that certain Membership Interest Purchase Agreement (this “Purchase Agreement”), dated as of March 24, 2020, by and among Maker, Payee, GB Sciences Las Vegas, LLC (“GBSLV”), and GB Sciences Nevada LLC (“GBSNV” and, together with GBSLV, the “Teco Subsidiaries”). Maker shall have the right to set off and apply against any and all amounts payable under this Note, in the order of their maturities, any amount owing under the Purchase Agreement from Payee to the Maker.

Notwithstanding any other provision of this Note, Maker shall not be required to make any payment of principal or interest due under this Note prior to the Maturity Date to the extent there is insufficient cash flow from the operations of the Teco Facility, before giving effect to management fees (if any) paid or payable to affiliates of Maker, to make such payment (each, a “Deferred Payment”). Any Deferred Payment not paid when due to the foregoing cash flow limitation shall be deferred to the next applicable payment date under this Note on which the such limitation does not apply.

This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. All payments made on this Note shall be applied first to interest accrued to the date of the payment and then to the outstanding principal payments due under this Note. All prepayments of the principal due under this Note shall be applied to such maturities as shall be designated by Maker.

All payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made by check to Payee at its address set forth above, or in immediately available funds by wire transfer to Payee’s account at such bank as Payee shall have previously designated to Maker.

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or legal holiday under the laws of the State of Nevada, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of payment of interest hereunder.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note: (i) Maker shall fail to pay when due any amount due under this Note and such failure shall not be cured within fifteen days after the date such payment was due; or (ii) Maker shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Maker, or seeking to adjudicate Maker a bankrupt or insolvent, or seeking reorganization, arrangement or other relief with respect to Maker or any of its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for Maker or for all or any part of its assets, or Maker shall make a general assignment for the benefit of creditors, or there shall be commenced against Maker any case, proceeding or other action of a nature referred to in this clause (ii), or there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of the assets of Maker which results in the entry of an order for any such relief, or Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (ii), or Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay his debts as they become due.

Exhibit 10.15

Upon the occurrence and during the continuance of an Event of Default, the holder of this Note may, at its option, by notice in writing to Maker, declare this Note to be, and this Note shall forthwith become, due and payable; provided, however, that upon the occurrence of an Event of Default specified in clause (ii) above, the principal balance of and all accrued interest on this Note shall automatically become due and payable forthwith, without demand or notice of any kind. If an Event of Default occurs, Maker shall pay to the holder of this Note all expenses (including, without limitation, reasonable attorneys’ fees and expenses and court fees and court costs) incurred by the holder in connection with obtaining advice as to its rights and remedies in connection with such default and in connection with enforcing and collecting this Note.

Maker hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note, or any agreement or instrument evidencing or providing security for this Note, made by agreement of Payee and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Maker under this Note. No failure to exercise and no delay in exercising, on the part of Payee, any right, power or privilege under this Note shall operate as a waiver thereof nor shall simple or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

In case any provision contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and shall remain in full force and effect.

This Note may not be amended except by an instrument in writing signed by the Maker and the holder of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its doctrine of conflict of laws. Maker, by its execution hereof, and Payee by its acceptance hereof (I) AGREE THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS NOTE MAY BE INSTITUTED ONLY IN A STATE OR FEDERAL COURT LOCATED IN CLARK COUNTY, NEVADA; (II) WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING OR BASED ON FORUM NON CONVENIENS; AND (III) CONSENT TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER.

This Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Payee.

Any notice from the holder of this Note to the Maker shall be deemed given when delivered to the Maker by hand or when deposited in the United States mail and addressed to the Maker at the address of the Maker set forth in the first paragraph of this Note.

AJE MANAGEMENT, LLC

By: /s/: David Weiner

Name: David Weiner
Title: Manager